
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CURRENT ANNUAL REPORT ON FORM 10-K FOR THE TWELVE MONTHS ENDED DECEMBER 31,
1999.  AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS AND DISCLOSURES.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                           2,463
<INT-BEARING-DEPOSITS>                           2,345
<FED-FUNDS-SOLD>                                35,970<F1>
<TRADING-ASSETS>                               117,592
<INVESTMENTS-HELD-FOR-SALE>                          0
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         26,849
<ALLOWANCE>                                        281
<TOTAL-ASSETS>                                 260,898
<DEPOSITS>                                      45,319
<SHORT-TERM>                                    81,805<F2>
<LIABILITIES-OTHER>                             98,085<F3>
<LONG-TERM>                                     24,250
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        694
<COMMON>                                           502
<OTHER-SE>                                      10,243
<TOTAL-LIABILITIES-AND-EQUITY>                 260,898
<INTEREST-LOAN>                                  1,670
<INTEREST-INVEST>                                1,588
<INTEREST-OTHER>                                 7,712
<INTEREST-TOTAL>                                10,970
<INTEREST-DEPOSIT>                               2,253
<INTEREST-EXPENSE>                               9,429
<INTEREST-INCOME-NET>                            1,541
<LOAN-LOSSES>                                    (175)<F4>
<SECURITIES-GAINS>                                 332<F5>
<EXPENSE-OTHER>                                  5,742<F6>
<INCOME-PRETAX>                                  3,114
<INCOME-PRE-EXTRAORDINARY>                       2,055
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,055
<EPS-BASIC>                                      11.16
<EPS-DILUTED>                                    10.39
<YIELD-ACTUAL>                                     .85
<LOANS-NON>                                         77
<LOANS-PAST>                                        29
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   595<F7>
<CHARGE-OFFS>                                       47<F7>
<RECOVERIES>                                        33<F7>
<ALLOWANCE-CLOSE>                                  406<F7>
<ALLOWANCE-DOMESTIC>                                30<F7>
<ALLOWANCE-FOREIGN>                                 16<F7>
<ALLOWANCE-UNALLOCATED>                            360<F7>

<F1>Includes securities purchased under agreements to resell and / or federal funds sold.
<F2>Includes securities sold under agreements to repurchase and federal funds purchased, commercial paper, and other liabilities for borrowed money.
<F3>Includes trading account liabilities, accounts payable and accrued expenses, other liabilities, and company-obligated mandatorily redeemable preferred securities of subsidiaries.
<F4>Includes a reversal of provision for loan losses of ($175) million, and no provision for credit losses on lending commitments, recorded in Other revenue.
<F5>Includes gain and losses on debt and equity investment securities, other-than-temporary impairments or write-downs in value, and related dividend income.
<F6>Includes employee compensation and benefits, net occupancy, technology and communications, and other expenses.
<F7>Amounts relate to the firm's allowance for loan losses and allowance for credit losses on lending commitments, such as commitments, standby letter of credit, and guarantees.  The unallocated allowance represents our statistical estimate of probable loss inherent in our performing portfolio of traditional credit products, net of recoveries, determined in accordance with SFAS No. 5
    (Our expected loss component). The allocated amounts represent our allowances to specific counterparties determined in accordance with SFAS No. 114 and SFAS
    No. 5, for loans and off-balance-sheet credit instruments, respectively.

